Exhibit 10.1

ESCROW AGREEMENT

This AGREEMENT, dated as of ___________, 2014 (together with Schedule A and Schedule B hereto, this “Agreement”), is by and among Energy 11, L.P., a Delaware limited partnership, with principal offices located at 120 West 3rd Street, Suite 220, Ft. Worth, Texas (the “Company”); AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, with principal offices located at 6201 15th Avenue, Brooklyn, New York, 11219 (“Escrow Agent”); and David Lerner Associates, Inc., a New York corporation, with principal offices located at 477 Jericho Turnpike, Syosset, New York 11791 (the “Dealer Manager”).

WHEREAS, the Company has engaged the Dealer Manager to sell (the “Financing”) up to 100,263,158 common units of limited partner interest (“Common Units”) in the Company (“Maximum Amount”), with a minimum investment of $5,000 in Units at a price of $19.00 per Common Unit, until the minimum offering of 5,263,158 Common Units ($100,000,000) is achieved (“Minimum Amount”) and thereafter $20.00 per Common Unit, on a best efforts basis, pursuant to a Registration Statement on Form S-1 File No. 333-197476 filed with the Securities and Exchange Commission (“SEC”) which includes a prospectus, as supplemented and amended from time to time (the “Offering Document”);

WHEREAS, the Common Units are being offered to persons who meet the suitability requirements described in the Offering Document (“Purchasers”); and

WHEREAS, proceeds received from subscriptions for the Common Units shall be held in escrow by Escrow Agent pending a Closing (as defined below).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.
Definitions.  The following terms shall have the meanings indicated or referred to below, inclusive of their singular and plural forms, except where the context requires otherwise.  Unless the context requires otherwise, all references to “years,” “months,” or “days” shall mean “calendar years,” “calendar months,” and “calendar days.”  References in this Agreement to “including” shall mean “including, without limitation,” whether or not so specified.  Any term not defined below which is initially capitalized in this Agreement shall have the meaning ascribed to it in this Agreement.

“Affiliate” means, with respect to any person, (a) a person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such person, (b) any person of which such person is the beneficial owner of a twenty-five percent (25%) or greater interest, or (c) any person which acquires all or substantially all of the assets of such person.  A person is deemed to control another person if such person, directly or indirectly, has the power to direct the management, operations or business of such person.  The term “beneficial owner” is to be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

“Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Cash Investment” shall mean the number of Common Units to be purchased by a Purchaser multiplied by the offering price of $19.00 until the Minimum Amount is achieved and thereafter $20.00, in each case per Common Unit as set forth in the Offering Document.  Cash Investment shall not include any interest or other earnings thereon.

“Cash Investment Instrument” shall mean a check, money order or similar instrument made payable to “David Lerner Associates, Inc.”, or those funds in a customer’s account at the Dealer Manager which the customer has authorized to be used in full payment for the Common Units to be purchased by the customer.

“Closing” shall mean each closing conducted by the Company and the Dealer Manager with respect to the sale of Common Units.

“Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement and any interest and other earnings thereon.

“Joint Written Direction” shall mean a written direction executed and delivered by the Company and the Dealer Manager, directing the Escrow Agent to disburse all or a portion of the Escrow Funds or otherwise directing any party hereto to take or refrain from taking an action pursuant to this Agreement.  Any Joint Written Direction relating to a disbursement of Escrow Funds shall certify with reasonable detail satisfactory to Escrow Agent in its sole discretion (i) that the Company has received and accepted subscription agreements (and the accompanying payments have been deposited in the Escrow Funds and have cleared) equal to the Minimum Amount and (ii) its instructions as to the payment of the subscription proceeds.  Each Joint Written Direction shall be accompanied by the documents set forth in Schedule B hereto.

“Pro Rata Basis” with respect to the allocation among Purchasers of interest and other earnings held in the Escrow Funds, shall mean, for each Purchaser, the Purchaser’s Cash Investment multiplied by the number of days the Cash Investment of such Purchaser was held in interest-bearing investments pursuant to Section 6 hereof, divided by the product of the total subscriptions multiplied by the number of days invested, multiplied by the investment earnings on the Escrow Funds during such period of days.

“Subscription Accounting” shall mean an accounting for all subscriptions for Common Units received and accepted by the Company as of the date of such accounting, indicating for each subscription the Purchaser’s name, social security number and address, the number and total purchase price of the subscribed Common Units, the date of receipt by the Dealer Manager of the Cash Investment Instrument, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Purchaser, any rejection of such subscription by the Company, or other termination, for whatever reason, of such subscription.

“Termination Date” shall mean the date on which the Minimum Amount has been sold or _____________, 2016, whichever event occurs first; provided, however, that the Company may extend the preceding date in this definition for up to 90 days upon delivery of a Joint Written Direction to Escrow Agent and its statement that it has received and accepted subscription statements (and the accompanying payments have been deposited in the Escrow Funds and have cleared) equal to the Minimum Amount.

2.
Appointment of Escrow Agent.  The Company and the Dealer Manager hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and Escrow Agent hereby accepts such appointment.

3.
Delivery of Subscription Proceeds.  Upon receipt by Dealer Manager of any Cash Investment Instrument for the purchase of Common Units, Dealer Manager shall, by noon (Eastern time) of the next Business Day, wire to Escrow Agent funds aggregating the sum total of all Cash Investment Instruments received the previous Business Day.  Each such deposit shall be accompanied by the following documents:

(1)	A report containing such Purchaser’s name, social security number or taxpayer identification number, address and other information required for withholding purposes;

(2)	A Subscription Accounting; and

(3)	Instructions, if any, regarding the investment of such deposited funds in accordance with Section 6 hereof.

The Escrow Agent is under no obligation to accept deposits from anyone other than the Dealer Manager.  If a deposit is received by 12:00 P.M. Eastern time on a given Business Day, it will be accepted that Business Day; otherwise it will be accepted on or as of the next Business Day, except that a wire of funds will be deemed to be received on the actual day of receipt.

ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE PURCHASERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY ESCROW AGENT OR BY JUDGMENT OR CREDITORS’ CLAIM AGAINST THE COMPANY OR ESCROW AGENT UNTIL RELEASED TO THE COMPANY IN ACCORDANCE WITH THIS AGREEMENT.

4.
Escrow Agent to Hold and Disburse Funds.  The Escrow Agent will hold all Escrow Funds in a segregated account titled in the name of Escrow Agent and established for the benefit of the Purchasers and the Company and disburse all Escrow Funds as follows:

(a)
If, prior to the Termination Date, the Escrow Agent has received Escrow Funds equal to or greater than the Minimum Amount the Escrow Agent shall, pursuant to a Joint Written Direction, pay such Escrow Funds (excluding, however, any interest or other earnings on Cash Investments) to the Company within three (3) Business Days of receipt of such Joint Written Direction.  Thereafter, in respect to any additional Escrow Funds held by the Escrow Agent prior to the Termination Date, the Escrow Agent shall, pursuant to one or more Joint Written Directions, pay such Escrow Funds to the Company at one or more subsequent Closings within three (3) Business Days of receipt of such Joint Written Direction.  If, subsequent to any Closing, the Escrow Agent shall not have received a Joint Written Direction in accordance with the preceding sentence addressing the disposition of any remaining Escrow Funds, the Escrow Agent shall return the remaining Escrow Funds by wire transfer to the Dealer Manager within five (5) Business Days of such Closing. The Dealer Manager shall thereafter promptly pay each Purchaser their share of the remaining Escrow Funds on a Pro Rata Basis.

(b)
(i) If no Closing has taken place by the Termination Date or (ii) if the Company and the Dealer Manager by a Joint Written Direction notify the Escrow Agent in writing at any earlier time that no Closing will take place, the Escrow Agent shall, within five (5) Business Days after the Termination Date or receipt of such Joint Written Direction (as the case may be), without any further instruction from the Company or Dealer Manager, return to the Dealer Manager, by wire transfer, the Cash Investment and any amounts earned on the Escrowed Funds for all Purchasers.  The Dealer Manager shall thereafter promptly pay each Purchaser their Cash Investment and share of earnings thereon on a Pro Rata Basis.

(c)
Notwithstanding anything to the contrary contained herein, if the Escrow Agent has not received Cash Investments at least equaling the Minimum Amount by the Termination Date, the Escrow Agent shall within five (5) Business Days after the Termination Date, without any further instruction from the Company or Dealer Manager, return to the Dealer Manager, by wire transfer, the Cash Investment and any amounts earned on the Escrowed Funds for all Purchasers.  The Dealer Manager shall thereafter promptly pay each Purchaser their Cash Investment and share of earnings thereon on a Pro Rata Basis.

(d)
If any amount of Escrow Funds was returned to Escrow Agent as undeliverable following the operation of Section 4(a), Section 4(b) and Section 4(c) above, Escrow Agent, in addition to its other rights herein, (x) (A) may maintain and manage such Escrow Funds for such period of time as it determines may be necessary or appropriate, including in accordance with applicable state escheatment and unclaimed property laws, as determined by Escrow Agent in its sole discretion and (B) shall have the right to escheat any such Escrow Funds pursuant to applicable state escheatment and unclaimed property laws and (y) may take any other action permitted by this Agreement, including Section 5, Section 7 and Section 10 of this Agreement.

(e)
No later than five (5) Business Days after receipt by Escrow Agent of written notice (i) from the Company or the Dealer Manager that the Company intends to reject a Purchaser’s subscription, or (ii) that a Purchaser has revoked his subscription, or (iii) from the SEC or any other federal or state regulatory authority that a stop order has been issued with respect to the Offering Document and has remained in effect for at least twenty (20) days, Escrow Agent will, without any further instruction from the Company or Dealer Manager, transmit to the Dealer Manager that portion of the Escrow Funds attributable to such Purchaser or Purchasers affected by such event, or equal to the amount of the reduction in a subscription, as the case may be, with interest, and the Dealer Manager shall promptly deposit such funds directly to the account of the Purchaser or Purchasers entitled thereto.

(f)
At such time as amounts comprising the Cash Investment portion of the Escrow Funds are paid to the Company pursuant to Section 4(a) of this Escrow Agreement, Escrow Agent shall simultaneously pay to Dealer Manager the portion of the Escrow Funds comprising interest and other earnings on the Cash Investment.  Such interest and other earnings shall thereafter promptly be paid by the Dealer Manager to Purchasers in a manner determined by Dealer Manager to be consistent with the Offering Document.

All disbursements of Escrow Funds in Section 4(a) above to the Company shall be subject to the fees, costs, expenses and other amounts due to Escrow Agent and any other Indemnified Party (as defined below) hereunder.

5.
Suspension of Performance; Disbursement into Court.  If, at any time, (i) there shall exist any dispute between or among the Company and the Dealer Manager  with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Company has not, within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor escrow agent to act hereunder (which such successor escrow agent has accepted such appointment), then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a)
suspend the performance of any of its obligations (including any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor escrow agent shall have been appointed (as the case may be); and/or

(b)
petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in New York City, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds.

Escrow Agent shall have no liability to the Company or the Dealer Manager, or to their respective shareholders, partners, or members, officers or directors, employees, Affiliates or any other person with respect to any such suspension of performance or disbursement into court (including any disbursement obligations hereunder), specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6.
Funds.  Escrow Agent shall invest and reinvest the Escrow Funds as Company shall direct (subject to applicable minimum investment requirements) in writing; provided, however, that no investment or reinvestment may be made except in investments permissible under SEC Rule 15c2-4, as further explained in NASD Notice to Members 84-7, including the following:

(a)
bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by Escrow Agent and its affiliates);

(b)	Short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; or

(c)
Short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including Escrow Agent and its affiliates) located in the United States and having a net worth of at least $50,000,000.

If Escrow Agent has not received written instructions from Company at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no written instructions have been received, in a CIT Bank Insured Money Market Account. Each of the foregoing investments shall be made in the name of Escrow Agent in its stated capacity as escrow agent. No investment shall be made in any instrument or security that has a maturity of greater than three (3) months. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Company or Dealer Manager, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any written investment instruction of Company received by Escrow Agent after ten o’clock, a.m., Eastern time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next Business Day.

The Escrow Agent shall provide to the Company and the Dealer Manager (i) upon request by Company or Dealer Manager, an accounting of all funds held in escrow pursuant to this Agreement, to the extent such funds have not been previously paid over by Escrow Agent, and (ii) monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Company and the Dealer Manager unless the Escrow Agent is notified in writing, by the Company and the Dealer Manager, to the contrary within thirty (30) business days of the date of such statement.

7.
Termination of Agreement; Resignation of Agent.  Upon the first to occur of (i) the disbursement of all amounts of the Escrow Funds in accordance with this Agreement (including Section 4(d) and the operation of applicable state escheatment and unclaimed property laws) or (ii) the resignation of Escrow Agent, Escrow Agent shall be released from its obligations hereunder and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds, but shall not be discharged from any actions taken as Escrow Agent prior to the earlier to occur of paragraph (i) or (ii).  The obligations of the Company continue to exist notwithstanding the termination or discharge of Escrow Agent’s obligations or liabilities hereunder until the obligations of the Company have been fully performed.

Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Dealer Manager at least ten (10) days’ notice thereof and the Company and the Dealer Manager may remove the Escrow Agent by giving a Joint Written Direction at least ten days’ prior to such removal.  Such registration or removal shall be effective upon the appointment of a successor Escrow Agent as provided herein.  Upon any such notice of resignation, the Company and the Dealer Manager shall jointly issue to Escrow Agent a Joint Written Direction authorizing redelivery of the Escrow Funds to a depository that has been retained as successor to Escrow Agent hereunder prior to the effective date of such resignation.  As soon as practicable after its resignation, Escrow Agent shall turn over to such successor escrow agent all monies and property held hereunder upon presentation of the document appointing the new escrow agent and such escrow agent’s acceptance thereof.

After any retiring Escrow Agent’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.  Any corporation or other entity into which Escrow Agent may be merged or converted or with which it may be merged or consolidated, or any other entity to which all or a majority of all of Escrow Agent’s escrow business may be transferred by sale of assets or otherwise, shall be Escrow Agent under this Agreement without further act or consent of any party hereto.

8.	Liability of Escrow Agent.

(a)
Escrow Agent shall have no duties or responsibilities other than the ministerial duties as expressly set forth herein and no other duties and obligations shall be implied (fiduciary or otherwise).  Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.  Except for amendments to this Agreement referred to below, and except for instructions given to Escrow Agent pursuant to a Joint Written Direction, Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.  In the event of any conflict between the terms and provisions of this Agreement and any other agreement, as to Escrow Agent, the terms and conditions of this Agreement shall control subject to Section 28 hereof.

(b)
Escrow Agent shall not be liable to the Company or the Dealer Manager or to anyone else for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company or the Dealer Manager.  In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The officers, directors, members, partners, trustees, employees, agents, attorneys or other representatives and Affiliates of Escrow Agent owe no duty or obligation to any party hereunder and shall have no liability to any person by reason of any error of judgment, for any act done or not done, for any mistake of fact or law, or otherwise.  Escrow Agent may rely conclusively, and shall be protected in acting, upon any order, notice, instruction (including a Joint Written Direction (such as a wire transfer instruction)), request, demand, certificate, opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity (including the authority of the person signing or presenting the same) and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to Escrow Agent signed by the proper party or parties and, if the duties or rights of Escrow Agent are affected, unless it shall give its prior written consent thereto.

(c)
Escrow Agent shall not be obligated to take any legal or other action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or any other agreement, or to appear in, prosecute or defend any such legal action or proceeding (whether or not it shall have been furnished with acceptable indemnification and advancement).  Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute or question involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel.  The Company shall promptly pay, upon demand, the reasonable fees, costs and expenses of any such counsel.

(d)
Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement.  Escrow Agent shall have no responsibility with respect to the use or application of any Escrow Funds paid by Escrow Agent pursuant to the provisions hereof.  Escrow Agent shall have no duty to solicit any payment which may be due to be paid in Escrow Funds or to confirm or verify the accuracy or correctness of any amounts delivered in accordance with this Agreement or the calculation of the Minimum Amount or the Maximum Amount in respect to the Escrow Funds.  Escrow Agent shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder.

(e)
Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith, in reliance upon such assumption.

(f)
Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9.
Indemnification of Escrow Agent.  From and at all times after the date of this Agreement, the Company shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, member, partner, trustee, employee, attorney, agent and Affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs, penalties, settlements, judgments and expenses of any kind or nature whatsoever (including costs and expenses and reasonable attorneys’ fees) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of, in connection with, or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including the Company and/or the Dealer Manager, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person (whether it is an Indemnified Party or not) under any statute or regulation, including any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein or relating hereto (including tax reporting or withholding or the enforcement of any rights or remedies under or in connection with this Agreement), whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation (without derogation of any other indemnity afforded to Escrow Agent); provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party.  If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Company in writing, and Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless (a) Company agrees to pay such fees and expenses, or (b) Company shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and Company, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Company.

10.
Fees, Costs and Expenses of Escrow Agent.  The Company shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable and necessary out-of-pocket costs and expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like.  The additional provisions and information set forth on Schedule A hereto are hereby incorporated by this reference, and form a part of this Agreement.  All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by the Company upon execution of this Agreement and, in the future, upon demand by Escrow Agent.  Escrow Agent is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (but only to the extent of Company’s rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 8 hereof, but only to the extent of Company’s rights thereto).  Escrow Agent shall notify the Company of any disbursement from the Escrow Funds to itself or any other Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to the Company copies of all related invoices and other statements.

11.	Representations and Warranties. Each of the Company and the Dealer Manager severally covenants and makes the following representations and warranties to Escrow Agent:

(a)
It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)
This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

(c)
The execution, delivery, and performance of this Agreement is in accordance with the agreements related to the Financing and will not violate, conflict with, or cause a default under its articles of incorporation, bylaws, management agreement or other organizational document, as applicable, any applicable law, rule or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including the agreements related to the Financing, to which it is a party or any of its property is subject.

(d)
Escrow Agent is appointed to act as agent only for the limited purposes set forth in this Agreement; no representation, statement, communication or other suggestion shall be made that Escrow Agent has investigated the desirability or advisability of investment in the Common Units or has approved, endorsed or passed upon the merits of purchasing the  Common Units; and the name of Escrow Agent has not and shall not be used in any manner in connection with the offering of the Common Units other than to state that Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth in this Agreement.

(e)
No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof.  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(f)
It possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its respective businesses, and it has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit.

(g)	All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of Escrow Funds.

12.
Patriot Act Disclosure.  The Company acknowledges that a portion of the identifying information provided to Escrow Agent pursuant to Section 3 hereof is being requested in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and the Company agrees to provide any additional information requested by Escrow Agent in connection with the Act or any similar law, rule, regulation, order, or other governmental act to which Escrow Agent is subject, in a timely manner and consent to Escrow Agent obtaining from third parties any such identifying information. The Company represents that all identifying information set forth on Schedule A hereto, including its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of Escrow Funds. For a non-individual person such as a charity, a trust, or other legal entity, Escrow Agent may require documentation to verify formation and existence as a legal entity.  Escrow Agent may also require financial statements, licenses, identification and authorization documentation from any individual claiming authority to represent the entity or other relevant documentation.

13.
Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Southern District of the State of New York shall have the sole and exclusive jurisdiction over any such proceeding.  If such court lacks federal subject matter jurisdiction, the parties hereto agree that the Supreme Court of the State of New York within New York County shall have sole and exclusive jurisdiction.  Any final judgment shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

Each party hereto irrevocably and unconditionally waives any right to a trial by jury and agrees that any of them may file a copy of this section of this Agreement with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties hereto irrevocably to waive the right to trial by jury in any litigation related to or arising under this Agreement.

14.
Notice.  All notices, instructions (pursuant to a Joint Written Direction or otherwise), approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when such writing is delivered by hand or overnight delivery service, or (b) upon telephone call-back in accordance with Section 15 below, after being sent by e-mail with PDF attachment from the designated e-mail account(s) of the sending person(s) as designated on Schedule A hereto to the designated e-mail account(s) of the receiving person(s) as designated on Schedule A hereto or (c) three (3) Business Days after being mailed by first class mail (postage prepaid), in each case to the address set forth on Schedule A hereto or to such other address as each party hereto may designate for itself by like notice.

15.
Security Procedures.  If notices, instructions (pursuant to a Joint Written Direction or otherwise), approvals, consents, requests, and other communications, are received by the Escrow Agent by e-mail at its e-mail account(s) as designated on Schedule A hereto, the Escrow Agent is authorized, but not required, to seek prompt confirmation of such communications by telephone call-back to the sending person or persons’ telephone number(s) as designated on Schedule A hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated in that call-back.  Any e-mail by PDF attachment executed by more than one person shall be sent by each signatory.  The persons and their telephone numbers authorized to receive call-backs as designated in Schedule A hereto may be changed only in a writing actually received and acknowledged by the Escrow Agent and delivered in accordance with Section 14 above and, if applicable, this Section 15.  If Escrow Agent is unable to contact any such designated person, Escrow Agent is hereby authorized (but not required) both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of the Company’s or the Dealer Manager’s executive officers (each, an “Executive Officer”), as the case may be, who shall include individuals holding titles of Manager of the Company’s general partner (for the Company) or [ ] for the Dealer Manager, or in each case more senior thereto, as Escrow Agent may select.  Such Executive Officer(s) shall deliver to Escrow Agent a fully executed incumbency certificate upon Escrow Agent’s request, and Escrow Agent may rely upon the confirmation of anyone purporting to be any such Executive Officer(s). The parties to this Agreement acknowledge and agree that the security procedures set forth above are commercially reasonable.

The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company to identify (i) a beneficiary, (ii) a beneficiary's bank, or (iii) an intermediary bank.  The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than a beneficiary being paid, or the transfer of funds to a bank other than a beneficiary's bank or an intermediary bank designated.

16.
Amendment or Waiver.  This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties hereto.  No delay or omission by any party hereto in exercising any right with respect hereto shall operate as a waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17.
Severability.  To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.	Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

19.
Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto relating to the holding, investment and disbursement of Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

20.
Binding Effect.  All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Company, Escrow Agent and the Dealer Manager.

21.
Execution in Counterparts.  This Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.  Subject to Section 14 and Section 15 hereof, this Agreement and any Joint Written Direction may be executed and delivered by e-mailing a PDF version of a signed signature page, which shall have the same force and effect as the delivery of an originally executed signature page.

22.
Dealings.  Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the Company and become pecuniarily interested in any transaction in which the Company may be interested, and contract and lend money to the Company and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  Nothing herein shall preclude Escrow Agent from acting in any other capacity for the Company or for any other entity.

23.	Currency. The currency applicable to any amount payable or receivable under this Agreement is United States dollars.

24.	Late Payment. [Reserved].

25.
Force Majeure.  Notwithstanding anything to the contrary hereunder, Escrow Agent shall not be liable for any delay, failure to perform, or other act or non-act resulting from acts beyond its reasonable control, including acts of God, terrorism, shortage of supply, labor difficulties (including strikes), war, civil unrest, fire, floods, electrical outages, equipment or transmission failures, internet interruption, vendor failures (including information technology providers), and other similar causes.

26.
No Third Party Beneficiaries.  This Agreement and all of its terms and conditions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns.  Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable rights, remedy, or claim under or with respect to this Agreement or any term or condition of this Agreement.

27.
No Strict Construction.  The parties hereto have participated jointly in the negotiation and draft of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it were drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any provision of this Agreement.

28.	Priority.

(a)
In the event of any conflict between the provisions of Schedule A or Schedule B hereto and the remainder of this Agreement, this Agreement shall be construed in a manner prescribed by Escrow Agent acting in good faith.

(b)
Nothing contained in this Agreement shall amend, replace or supersede any agreement between the Company and Escrow Agent to act as the Company’s transfer agent, which agreement shall remain of full force and effect.

29.
Headings.  The headings in this Agreement are for convenience purposes and shall be ignored for purposes of enforcing this Agreement, do not constitute a part of this Agreement, and may not be used by any party hereto to characterize, interpret, limit or affect otherwise any provision of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ENERGY 11, L.P.

By:  ____________________________________
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Escrow Agent

By:  _____________________________________
Name:
Title:

DAVID LERNER ASSOCIATES, INC.

By:  ____________________________________
Name:
Title:

SCHEDULE A

1.	Escrow Funds.

Escrow Funds wiring instructions:	Re: [Account Name, #]

2.	Escrow Agent Fees.

Acceptance Fee:	$
Escrow Fee:	$
Out-of-Pocket Expenses:	$
[Transactional Costs]:	$
[Other Fees/Attorney, etc.]:	$
TOTAL	$

The Acceptance Fee and the Escrow Fee are payable upon execution of this Agreement.  In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees, costs and expenses remain due and payable, and if paid, will not be refunded.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an escrow account and are subject to reasonable adjustment based on final review of documents, or when Escrow Agent is called upon to undertake unusual or extraordinary duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand.  Services in addition to and not contemplated in this Agreement, including document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as expenses.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account.  Additional sub-accounts governed by this Agreement may incur an additional charge.  Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

The fees quoted in this schedule are subject to reasonable adjustment by Escrow Agent in accordance with its customary practices and if it is called upon to undertake further unusual or extraordinary duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand.

3.	Taxpayer Identification Number.

Company: 46-3070515

4.	Notice Addresses.

If to the Company at:

Energy 11, L.P.
c/o Energy 11 GP LLC
120 W. 3rd Street
Ft. Worth, Texas 76102
Attention: David McKenney
Tel: (817) 882.9192
Fax: (804) 727.6351

with copy to:

Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attention: George G.  Young III

If to Escrow Agent at:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: Corporate Actions
Tel: (718) 921.8200

with copy to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: General Counsel
Tel: (718) 921.8200

If to the Dealer Manager at:

David Lerner Associates, Inc.
477 Jericho Turnpike
PO Box 9006
Syosset, New York 11791
Attention: Alan P. Chodosh

with copy to:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10036
Fax: (212) 858.1500
Attention: Peter A. Baumgaertner

5.	Designated Email Accounts and Telephone Call-Back Numbers (for persons designated to send and receive notices by e-mail).

Company:                               Name                                Email Address                                                       Phone

 David McKenney           [dmckenney@applereit.com]                             (817) 882.9192
Escrow Agent:                       Name                                Email Address                                                      Phone

[Escrow Agent to insert]

Dealer Manager:                    Name                                Email Address                                                      Phone

[Dealer Manager to insert]

SCHEDULE B

1.
Certificates of each of the Chief Financial Officer and the Corporate Secretary of the Company that (a) the offer and sale of the  Common Units described in the Prospectus, dated ________] have been registered under the Securities Act of 1933, as amended, and have been qualified for sale or are exempt from applicable state securities or “blue sky” laws and (b) all representations and warranties of the Company set forth in the Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date thereof; and

2.
Certificate of each of an authorized officer and the Corporate Secretary of the Dealer Manager that all representations and warranties of the Dealer Manager set forth in the Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date thereof.

B-1